UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2004

SIMMONS FIRST NATIONAL CORPORATION
Exact name of registrant as specified in its charter)

Arkansas (State or other jurisdiction of incorporation or organization)	0-6253 (Commission file number)	71-0407808 (I.R.S. employer identification No.)

501 Main Street, Pine Bluff, Arkansas (Address of principal executive offices)	71601 (Zip Code)

(870) 541-1000 (Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS

        The following is the text of a press release issued by the registrant at 9:15 A.M. Central Standard Time on March 23, 2004.

SIMMONS FIRST COMPLETES ACQUISITION OF ALLIANCE BANK OF HOT SPRINGS

        Pine Bluff — J. Thomas May, chairman, president and chief executive officer of Simmons First National Corporation (NASDAQ NM: SFNC), announced the acquisition of Alliance Bancorporation, Inc. and its subsidiary, Alliance Bank of Hot Springs, has been completed. The adoption of the merger agreement by the companies was previously announced in October, 2003.

        As part of the transaction, Alliance Bank, will remain a separate bank and continue its banking operations as a subsidiary of SFNC. Within the next month, Alliance Bank will change its name to Simmons First Bank of Hot Springs to reflect its affiliation with SFNC.

        “We view this as a very positive step for our organization and the customers of Alliance Bank” May said. “We are excited about this opportunity to serve more customers in the thriving Hot Springs market and continue delivering the very best in quality customer service, a tradition started by David Bartlett and the outstanding staff of Alliance Bank.”

        “We are committed to making the transition to Simmons First as easy as possible. Our customers will be served by the same friendly and helpful associates they have known at Alliance Bank,” May stated.

        With the completion of this acquisition, Simmons First National Corporation will have assets of approximately $2.4 billion, with eight community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado, and Hot Springs, Arkansas.

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FOR MORE INFORMATION CONTACT:
Lawrence Fikes
Vice President/Marketing Group
Simmons First National Bank
(501) 541-1438
1-800-272-2213
FAX (501) 541-1045

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                              SIMMONS FIRST NATIONAL CORPORATION

Date: March 23, 2004	/s/ Robert A. Fehlman _____________________________________________ Robert A. Fehlman, Senior Vice President and Chief Financial Officer